UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ETFS Trust

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See below (IRS Employer Identification No.)

c/o ETFS Trust 405 Lexington Avenue New York, New York (Address of principal executive offices)	10174 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
ETFS Bloomberg All Commodity Strategy K-1 Free ETF	NYSE Arca	61-1816111
ETFS Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF	NYSE Arca	32-0518003
ETFS Bloomberg Agriculture Commodity Strategy K-1 Free ETF	NYSE Arca	35-2583434
ETFS Bloomberg Energy Commodity Strategy K-1 Free ETF	NYSE Arca	30-0965600
ETFS Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF	NYSE Arca	30-0967146

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-198170

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

Reference is made to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR Accession No. 0001387131-17-001503 on March 20, 2017, which is incorporated herein by reference.

Item 2.	Exhibits

A.

Registrant’s Certificate of Trust dated January 9, 2014, as filed with the State of Delaware on January 10, 2014, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the U.S. Securities Exchange Commission (the “SEC”) via EDGAR Accession No. 0000930413-14-003692 on August 15, 2014.

B.

Registrant’s Declaration of Trust dated January 9, 2014 is incorporated herein by reference to Exhibit (a)(2) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the SEC via EDGAR Accession No. 0000930413-14-003692 on August 15, 2014.

C.

Registrant’s By-Laws dated August 4, 2014 are incorporated herein by reference to Exhibit (b) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the SEC via EDGAR Accession No. 0000930413-14-003692 on August 15, 2014.

D.

Form of Authorized Participant Agreement is incorporated  herein by reference to Exhibit (e)(2) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the SEC via EDGAR Accession No. 0000930413-15-000063 on January 7, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ETFS Trust

Date: March 27, 2017	By:	/s/ Graham J. Tuckwell
Graham J. Tuckwell
President